UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2015

Date of Report

(Date of earliest event reported)

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.) Maryland (Hudson Pacific Properties, L.P.)	27-1430478 (Hudson Pacific Properties, Inc.) 80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd., Sixth Floor Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Hudson Pacific Properties, Inc. (the “Company” or “Hudson”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership, which was originally filed with the Securities and Exchange Commission on April 2, 2015 (the “Form 8-K”), is being filed solely to include the pro forma financial information required by Item 9.01 which was excluded from the Form 8-K pursuant to Item 9.01(b). Except as described in this Explanatory Note, no other information in the Form 8-K is modified or amended hereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Form 8-K.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The Company hereby files the following unaudited pro forma consolidated balance sheet of Hudson as of December 31, 2014 and the unaudited pro forma consolidated statements of operations of Hudson for the year ended December 31, 2014.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF HUDSON

During December 2014, January 2015 and April 2015, Hudson entered into the following transactions, which have been included in the accompanying unaudited pro forma consolidated financial statements as discussed more fully below.

First Financial Disposition

On December 29, 2014, the Operating Partnership and a wholly owned subsidiary of the Operating Partnership entered into a purchase and sale agreement with Douglas Emmett Management, LLC, pursuant to which Hudson agreed to sell its First Financial office property (“First Financial”) located in Encino, California for a purchase price of $89.0 million (before certain credits, proration and closing costs). The sale closed on March 6, 2015. Hudson used the proceeds from the sale in a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 (“Section 1031 Exchange”) to defer some or all of the taxable gains on the transaction for federal and state income tax purposes, including by applying the proceeds to Hudson’s purchase of the Target Properties (as defined and described below).

1455 Market Street Joint Venture

On January 7, 2015, the Operating Partnership transferred a 45% interest in Hudson 1455 Market, L.P., a wholly owned subsidiary and the sole common member of Hudson 1455 Market Street LLC, the owner of the 1455 Market Street office property located in San Francisco, California (the “1455 Market Street Joint Venture”), to CPP Investment Board Real Estate Holdings Inc., a wholly owned subsidiary of the Canada Pension Plan Investment Board, for a purchase price of $219.2 million (before certain credits, proration and closing costs). Hudson used the proceeds from entering into the 1455 Market Street Joint Venture pursuant to a Section 1031 Exchange to defer some or all of the taxable gains resulting from the creation of the 1455 Market Street Joint Venture for federal and state income tax purposes, including by applying the proceeds to Hudson’s purchase of the Target Properties.

Common Stock Offering

On January 20, 2015, Hudson completed an underwritten public offering (the “Offering”) of 12,650,000 shares of its common stock (including 1,650,000 shares of its common stock issued and sold pursuant to the exercise of the underwriters’ option to purchase additional shares in full) at a public offering price of $31.75 per share, resulting in net proceeds of approximately $385.2 million, after deducting the underwriting discount and estimated expenses payable by Hudson. Hudson used a portion of the net proceeds from the Offering to repay the outstanding balance on its unsecured revolving credit facility and applied the remainder of the net proceeds to the purchase of the Target Properties.

Target Properties Acquisition and Related Financing

On April 1, 2015, Hudson acquired a portfolio of office assets totaling approximately 8.2 million square feet and two development parcels in the San Francisco Peninsula and Silicon Valley (the “Target Properties”), from certain affiliates of The Blackstone Group L.P. (the “Seller Parties”). In consideration for the purchase and sale of the Target Properties, Hudson and the Operating Partnership delivered to the Seller Parties an aggregate cash payment of $1.75 billion (before various credits) and equity consideration consisting of an aggregate of 8,626,311 shares of Hudson’s common stock, par value $0.01 per share and 54,848,480 common units of limited partnership interest in the Operating Partnership.

On March 31, 2015, the Operating Partnership entered into a Second Amended and Restated Credit Agreement, which amended and restated its existing $300 million senior unsecured revolving credit facility (the “Revolving Credit Facility”), and $150 million senior unsecured 5-year term loan facility (the “5-Year Term Loan Facility”), to, among other things, extend the term of the revolving credit facility, increase the Revolving Credit Facility to $400 million, increase the 5-Year Term Loan Facility to $550 million, and add a $350 million unsecured seven-year term loan facility (the “7-Year Term Loan Facility”). For borrowings under the Revolving Credit Facility, the Operating Partnership may elect to pay interest at a rate equal to either LIBOR plus 115 basis points to 185 basis points per annum or a specified base rate plus 15 basis points to 85 basis points per annum, depending on the Operating Partnership’s leverage ratio. For borrowings under the 5-Year Term Loan Facility, the Operating Partnership may elect to pay interest at a rate equal to either LIBOR plus 130 basis points to 220 basis points per annum or a specified base rate plus 30 basis points to 120 basis points per annum, depending on the Operating Partnership’s leverage ratio. For borrowings under the 7-Year Term Loan Facility, the Operating Partnership may elect to pay interest at a rate equal to either LIBOR plus 160 basis points to 255 basis points per annum or a specified base rate plus 60 basis points to 155 basis points per annum, depending on the Operating Partnership’s leverage ratio. On April 1, 2015, Hudson entered into interest rate contracts with respect to $300 million of the 5-Year Term Loan Facility which, effective as of May 1, 2015, swaps one-month LIBOR to a fixed rate of 1.36% through the loan’s maturity on April 1, 2020. Based on Hudson’s current leverage ratio and the rate under these swaps, $300 million of the 5-Year Term Loan Facility bears interest at a rate of 2.66% per annum commencing May 1, 2015. On April 1, 2015, Hudson also entered into interest rate contracts with respect to the 7-Year Term Loan Facility, which, effective as of May 1, 2015, swapped one-month LIBOR to a fixed rate of 1.61% through the loan’s maturity on April 1, 2022. Based on Hudson’s current leverage ratio and the rate under these swaps, this facility bears interest at a rate of 3.21% per annum, commencing May 1, 2015.

On March 31, 2015, the Operating Partnership also entered into a separate Term Loan Credit Agreement providing for a two-year $550 million unsecured term loan credit facility (the “2-Year Term Loan Facility”). For borrowings under the 2-Year Term Loan Facility, the Operating Partnership may elect to pay interest at a rate equal to either LIBOR plus 130 basis points to 220 basis points per annum or a specified base rate plus 30 basis points to 120 basis points per annum, depending on the Operating Partnership’s leverage ratio.

Upon the closing of the acquisition of the Target Properties on April 1, 2015, the 5-Year Term Loan Facility, the 7-Year Term Loan Facility and the 2-Year Term Loan Facility were fully drawn. The $350 million of borrowings under the 7-Year Term Loan Facility, $400 million of incremental borrowings under the 5-Year Term Loan Facility and $550 million of borrowings under the 2-Year Term Loan Facility were used to fund a portion of the acquisition of the Target Properties.

The unaudited consolidated pro forma financial statements have been adjusted to give effect to the disposition of First Financial, the formation of the 1455 Market Street Joint Venture, the Offering and the acquisition of the Target Properties and related financing and have been developed from and should be read in conjunction with the following:

•	the accompanying notes;

•	the historical audited combined statements of revenues and certain expenses and related notes of the Target Properties for the year ended December 31, 2014, included in the Current Report on Form 8-K of Hudson and the Operating Partnership filed on March 16, 2015; and

•	the historical audited consolidated financial statements and related notes of Hudson included in its Annual Report on Form 10-K for the year ended December 31, 2014.

The unaudited pro forma consolidated balance sheet of Hudson as of December 31, 2014 and unaudited pro forma consolidated statements of operations of Hudson for the year ended December 31, 2014 have been prepared as if the disposition of First Financial, the 1455 Market Street Joint Venture, the Offering and the acquisition of the Target Properties and related financing had occurred on December 31, 2014 for the pro forma consolidated balance sheet and as if the disposition of First Financial, the 1455 Market Street Joint Venture, the Offering and the acquisition of the Target Properties and related financing had occurred on January 1, 2014 for the pro forma consolidated statements of operations for the year ended December 31, 2014.

The preliminary purchase price allocation and related pro forma adjustments with respect to the acquisition of the Target Properties reflected in the unaudited pro forma consolidated financial statements are based on preliminary estimates and information that is currently available and are subject to change. The final purchase price allocation may be materially different than the preliminary purchase price allocation reflected in these unaudited pro forma consolidated financial statements.

In addition, certain of the Target Properties may be reassessed for property tax purposes after the consummation of the acquisition. Therefore, the amount of property taxes Hudson pays in the future may change from what the Seller Parties have paid in the past. Given the uncertainty of the amounts involved, any property tax changes have not been reflected in the unaudited pro forma consolidated financial statements.

Assumptions and estimates underlying the adjustments to the unaudited pro forma consolidated financial statements are described in the accompanying notes. These adjustments are based on available information and assumptions that Hudson’s management considers reasonable. The pro forma consolidated financial statements do not purport to (1) represent Hudson’s financial position that would have actually occurred had the disposition of First Financial, the formation of the 1455 Market Street Joint Venture, the Offering and the acquisition of the Target Properties and related financing occurred on December 31, 2014, (2) represent the results of Hudson’s operations that would have actually occurred had the disposition of First Financial, the formation of the 1455 Market Street Joint Venture, the Offering and the acquisition of the Target Properties and related financing occurred on January 1, 2014 or (3) project Hudson’s financial position or results of operations as of any future date or for any future period, as applicable.

HUDSON PACIFIC PROPERTIES INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2014

(in thousands)

	Hudson Pacific Properties, Inc. (A)	Disposition of First Financial (B)	1455 Market Street Joint Venture (C)	Proceeds from the Offering (D)	Company Pro Forma before Acquisition of Target Properties and related financing	Acquisition of Target Properties and related financing (E)	Company Pro Forma
ASSETS
Investment in real estate, net	$2,036,638	$—	$—	$—	$2,036,638	$3,641,401	$5,678,039
Cash and cash equivalents	17,753	48,055	216,162	255,172	537,142	(463,448)	73,694
Restricted cash	14,244	—	—	—	14,244	—	14,244
Accounts receivable, net	16,247	—	—	—	16,247	—	16,247
Mortgage receivable	28,268	—	—	—	28,268	—	28,268
Straight-line rent receivables	33,006	—	—	—	33,006	—	33,006
Deferred leasing costs and lease intangibles, net	102,023	—	—	—	102,023	278,107	380,130
Deferred finance costs, net	8,723	—	—	—	8,723	6,463	15,186
Interest rate contracts	3	—	—	—	3	—	3
Goodwill	8,754	—	—	—	8,754	—	8,754
Prepaid expenses and other assets	6,692	—	—	—	6,692	—	6,692
Assets associated with real estate held for sale	68,534	(68,534)	—	—	—	—	—

TOTAL ASSETS	$2,340,885	$(20,479)	$216,162	$255,172	$2,791,740	$3,462,523	$6,254,263

LIABILITIES AND EQUITY
Notes payable	$918,059	$—	$—	$(130,000)	$788,059	$1,300,000	$2,088,059
Accounts payable and accrued liabilities	36,844	—	—	—	36,844	—	36,844
Below-market leases and above-market ground leases	40,969	—	—	—	40,969	103,871	144,840
Security deposits	6,257	—	—	—	6,257	—	6,257
Prepaid rent	8,600	—	—	—	8,600	—	8,600
Interest rate contracts	1,750	—	—	—	1,750	—	1,750
Obligations associated with real estate held for sale	43,214	(43,214)	—	—	—	—	—

TOTAL LIABILITIES	$1,055,693	$(43,214)	$—	$(130,000)	$882,479	$1,403,871	$2,286,350
6.25% Series A Cumulative Redeemable Preferred units of the Operating Partnership	10,177	—	—	—	10,177	—	10,177
EQUITY
Hudson Pacific Properties, Inc. shareholders’ equity:
Series B cumulative preferred stock	145,000	—	—	—	145,000	—	145,000
Common stock	668	—	—	127	795	86	881
Additional paid-in capital	1,070,833	—	—	385,045	1,455,878	285,359	1,741,237
Accumulated other comprehensive loss	(2,443)	—	—	—	(2,443)	—	(2,443)
Accumulated deficit	(34,884)	22,735	—	—	(12,149)	(41,729)	(53,878)

Total Hudson Pacific Properties, Inc. shareholders’ equity	1,179,174	22,735	—	385,172	1,587,081	243,716	1,830,797
Non-controlling interest in consolidated real estate entity	42,990	—	216,162	—	259,152	—	259,152
Non-controlling unitholders in Operating Partnership	52,851	—	—	—	52,851	1,814,936	1,867,787

TOTAL EQUITY	1,275,015	22,735	216,162	385,172	1,899,084	2,058,652	3,957,736

TOTAL LIABILITIES & EQUITY	$2,340,885	$(20,479)	$216,162	$255,172	$2,791,740	$3,462,523	$6,254,263

HUDSON PACIFIC PROPERTIES INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(in thousands, except per share data)

	Hudson Pacific Properties, Inc. (AA)	Disposition of First Financial (BB)	1455 Market Street Joint Venture (CC)	Company Pro Forma before Acquisition of Target Properties and related financing		Acquisition of Target Properties (EE)	Financing Transaction (FF)	Other Adjustments		Company Pro Forma
REVENUES
Office
Rental	$156,806	$(7,513)	$—	$149,293		$267,327	$—	$—		$416,620
Tenant recoveries	34,509	(337)	—	34,172		37,924	—	—		72,096
Parking and other	22,471	(1,102)	—	21,369		13,611	—	—		34,980

	213,786	(8,952)	—	204,834		318,862	—	—		523,696
Media and entertainment properties
Rental	22,138	—	—	22,138		—	—	—		22,138
Tenant recoveries	1,128	—	—	1,128		—	—	—		1,128
Other property related revenue	15,751	—	—	15,751		—	—	—		15,751
Other	612	—	—	612		—	—	—		612

	39,629	—	—	39,629		—	—	—		39,629

Total Revenues	253,415	(8,952)	—	244,463		318,862	—	—		563,325

OPERATING EXPENSES
Office property related expenses	78,372	(3,020)	—	75,352		111,694	—	—		187,046
Media and entertainment properties	25,897	—	—	25,897		—	—	—		25,897
General and administrative	28,253	—	—	28,253		—	—	(GG	)	28,253
Depreciation and amortization	72,216	(2,687)	—	69,529		176,091	—	—		245,620

Total operating expenses	204,738	(5,707)	—	199,031		287,785	—	—		486,816
Income from operations	48,677	(3,245)	—	45,432		31,077	—	—		76,509
OTHER EXPENSE (INCOME)
Interest expense	25,932	(2,090)	—	23,842		—	28,306	—		52,148
Interest income	(30)	2	—	(28)		—	—	—		(28)
Acquisition-related expenses	4,641	—	—	4,641		—	—	—		4,641
Other income	(14)	—	—	(14)		—	—	—		(14)

	30,529	(2,088)	—	28,441		—	28,306	—		56,747
Income (loss) from continuing operations before gain on sale of real estate	18,148	(1,157)	—	16,991		31,077	(28,306)	—		19,762
Gain on sale of real estate	5,538	—	—	5,538		—	—	—		5,538

Income (loss) from continuing operations	23,686	(1,157)	—	22,529		31,077	(28,306)	—		(25,300)
Net income from continuing operations attributable to preferred stock and units	(12,785)	—	—	(12,785)		—	—	—		(12,785)
Net income from continuing operations attributable to restricted shares	(274)	—	—	(274)		—	—	—		(274)
Net income from continuing operations attributable to non-controlling interest in Consolidated Entities	(149)	—	(4,835)	(4,984)		—	—	—		(4,984)
Net income from continuing operations attributable to common units in the Operating Partnership	(359)	—	—	(359)		—	—	(2,505	)(HH)	(2,864)

Net income / (loss) from continuing operations attributable to Hudson Pacific Properties, Inc. common stockholders	10,119	(1,157)	(4,835)	4,127		31,077	(28,306)	(2,505)		(4,393)

Pro forma earnings per share—basic and diluted	$0.15			$0.05	(DD)					$0.05	(II)
Pro forma weighted average shares outstanding—basic and diluted	66,509,447			79,159,447	(DD)					87,785,758	(II)

1.	Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A)	Represents the historical consolidated balance sheet of Hudson as of December 31, 2014.

(B)	Reflects the disposition of First Financial.

(C)	Reflects the 1455 Market Street Joint Venture.

(D)	Reflects the sale by Hudson of 12,650,000 shares of its common stock in the Offering at a public offering price of $31.75 per share, resulting in net proceeds of approximately $385.2 million, after deducting the underwriting discount and estimated expenses payable by Hudson, and the use of $130 million of the net proceeds to repay the outstanding balance on Hudson’s unsecured revolving credit facility.

Gross proceeds from the Offering	$401.6 million
Less underwriting discounts and offering expenses payable by Hudson	16.4 million

Available proceeds before repayment of unsecured revolving credit facility	$385.2 million
Less repayment of unsecured revolving credit facility	(130.0 million	)

Available proceeds	$255.2 million

(E)	Reflects the acquisition of the Target Properties and related financing costs. The preliminary allocation of the purchase price is as follows (in thousands, except footnote data):

Consideration paid
Cash(1)	$463,448
Common stockholders(2)	86
Additional paid-in capital(2)	285,359
Non-controlling unitholders in Operating Partnership(3)	1,814,936
Debt financing(4)	1,300,000

Total consideration paid	$3,863,829

Allocation of consideration paid
Investment in real estate, net	$3,641,401
Deferred leasing costs and lease intangibles, net	226,661
Below-market leases	(80,436)
Above market lease	28,508
Below-market ground leases	22,938
Above market ground lease	(23,435)
Deferred finance costs, net(5)	6,463
Closing costs(5)	41,729

Total consideration paid	$3,863,829

(1)	Reflects the use of a portion of Hudson’s cash balance as of December 31, 2014 and cash proceeds from the 1455 Market Street Joint Venture, First Financial disposition and the Offering. The proceeds from the formation of the 1455 Market Street Joint Venture and the First Financial disposition were used pursuant to Section 1031 Exchanges.
(2)	Reflects the issuance of 8,626,311 shares of Hudson’s common stock at a price of $33.09 per share, the last reported sales price of Hudson’s common stock on the New York Stock Exchange on April 1, 2015.
(3)	Reflects the issuance of 54,848,480 common units at a price of $33.09 per common unit based on the price per share of Hudson’s common stock of $33.09 per share, the last reported sales price of Hudson’s common stock on the New York Stock Exchange on April 1, 2015.
(4)	Reflects $350 million of borrowings under the 7-Year Term Loan Facility, $400 million of incremental borrowings under the 5-Year Term Loan Facility and $550 million of borrowings under the 2-Year Term Loan Facility.
(5)	Hudson estimates that the total transaction costs would be approximately $45.5 million ($3.8 million of which was incurred in 2014), including loan costs. The actual amount may vary.

2.	Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

(AA)	Reflects the historical consolidated statement of operations of Hudson for the year ended December 31, 2014.

(BB)	Reflects the disposition of First Financial for the year ended December 31, 2014 as if First Financial was disposed of on January 1, 2014.

(CC)	Reflects the formation of the 1455 Market Street Joint Venture for the year ended December 31, 2014 as if the 1455 Market Street Joint Venture were entered into on January 1, 2014.

(DD)	Pro forma before the acquisition of the Target Properties and related financing loss per share from continuing operations attributable to common stockholders—basic and diluted—is calculated by dividing pro forma consolidated net loss before the acquisition of the Target Properties and related financing allocable to common stockholders by the number of weighted average shares of common stock outstanding for the year ended December 31, 2014. The pro forma loss per share assumes the additional common stock issued in connection with the Offering (see Note D) had been outstanding for the entire year ended December 31, 2014.

(EE)	Reflects the acquisition of the Target Properties for year ended December 31, 2014 as if the Target Properties were acquired on January 1, 2014. The table below presents the combined revenues and certain expenses of the Target Properties for the year ended December 31, 2014, as adjusted to reflect the pro forma impact of the acquisition of the Target Properties (in thousands).

	Year Ended December 31, 2014	Adjustments		Total
Revenues
Rental	$227.4	$26.0	(1)	$267.3
		13.9	(2)
Tenant reimbursements	37.9			37.9
Other property income	13.6			13.6

Total revenues	278.9	39.9		318.8

Certain Expenses
Property operating	71.2			71.2
Real estate taxes	25.9			25.9
Ground rent	15.0	(0.4	)(3)	14.6

Total certain expenses	112.1	(0.4)		111.7

Revenues in Excess of Certain Expenses	$166.8	$40.3		$207.1

(1)	Reflects the net impact of straight-line rents.
(2)	Reflects the amortization of the net amount of above- and below-market lease intangibles based on the preliminary purchase price allocation described in Note E.
(3)	Reflects the amortization of the net amount of above- and below-market ground lease intangibles based on the preliminary purchase price allocation described in Note E.

The pro forma adjustments further reflect the depreciation and amortization of the Target Properties’ investment in real estate, net and deferred leasing costs and lease intangibles, net of $176,091 million for the year ended December 31, 2014 based on the purchase price allocation described in Note E.

(FF)

Reflects the impact on interest expense for the year ended December 31, 2014, assuming $350 million of borrowings under the 7-Year Term Loan Facility, $400 million of incremental borrowings under the 5-Year Term Loan Facility and $550 million of borrowings under the 2-Year Term Loan Facility have been drawn for the entire year. On April 1, 2015, Hudson entered into interest rate contracts with respect to $300 million of the 5-Year Term Loan Facility which, effective as of May 1, 2015, swaps one-month LIBOR to a fixed rate of 1.36% through the loan’s maturity on April 1, 2020. On April 1, 2015, Hudson also entered into interest rate contracts with respect to the 7-Year Term Loan Facility, which, effective as of May 1, 2015, swapped one-month LIBOR to a fixed rate of 1.61% through the loan’s maturity on April 1, 2022. A 12.5 basis points, or 1/8th of 1.0%, increase (decrease) in the one-month LIBOR would increase (decrease) interest expense for the year by approximately $1.0 million.

(GG)	Hudson expects to incur additional general and administrative costs as a result of acquiring the Target Properties that will include, but are not limited to, incremental salaries and benefits, audit, tax and legal fees and other administrative costs. Hudson estimates that these costs will result in additional general and administrative expenses of approximately $10 million per year. As Hudson has not yet entered into contracts with third-parties to provide the services included within this estimate, these expenses do not appear in the accompanying pro forma consolidated statements of operations.

(HH)	Reflects the incremental impact on the pro forma consolidated results of operations for the year ended December 31, 2014 to allocate (income) loss to unitholders in the Operating Partnership as a result of the pro forma adjustments described in Notes BB, CC, EE and FF above. The allocation of income also assumes the additional common units issued in connection with the acquisition of the Target Properties (see Note E) had been outstanding for the entire period presented.

(II)	Pro forma loss per share from continuing operations attributable to common stockholders—basic and diluted—is calculated by dividing pro forma consolidated net loss allocable to common stockholders by the number of weighted average shares of common stock outstanding for the year ended December 31, 2014. The pro forma loss per share assumes the additional common stock issued in connection with the Offering (see Note D) and the acquisition of the Target Properties (see Note E) had been outstanding for the entire year ended December 31, 2014.

Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect our good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission, or SEC, on March 2, 2015, and other risks described in documents subsequently filed by us from time to time with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2015

Hudson Pacific Properties, Inc.

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer

Hudson Pacific Properties, L.P.

By:	Hudson Pacific Properties, Inc.
Its General Partner

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer